UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 20, 2007
ITC HOLDINGS CORP.
(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39500 Orchard Hill Place, Suite 200 Novi, Michigan		48375

(Address of Principal Executive Offices)		(Zip Code)
(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
As previously reported by ITC Holdings Corp. on its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007 (the “Initial Form 8-K”), on December 20, 2007, ITC Midwest LLC, a wholly-owned subsidiary of ITC Holdings Corp. (“ITC Midwest”), completed the previously announced acquisition of the transmission and related assets (the “Purchased Assets”) of Interstate Power and Light Company (“IP&L”), including transmission lines, transmission substations, land rights, contracts, permits and equipment (the “Transaction”) pursuant to the Asset Sale Agreement, dated as of January 18, 2007, between ITC Midwest and IP&L (the “Asset Sale Agreement”). In addition, ITC Midwest has assumed various liabilities and obligations related to the Purchased Assets and IP&L’s transmission business. The consideration for the Purchased Assets paid by ITC Midwest was approximately $783 million, which amount is subject to purchase price adjustments after the closing of the Transaction relating to liabilities actually assumed by ITC Midwest and the Net Transmission Plant Investment (as defined in the Asset Sale Agreement) and construction work in progress actually transferred to ITC Midwest by IP&L. ITC Midwest funded the acquisition with $18 million of cash on hand and the proceeds of direct and indirect borrowings of $765 million pursuant to the bridge loan agreement entered into on September 26, 2007 by ITC Holdings Corp. (the “Bridge Loan Agreement”) with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent for the Lenders and Lehman Brothers Inc., as sole lead arranger and sole bookrunner. The foregoing summary description of the Transaction is not intended to be complete and is qualified in its entirety by the complete text of the Asset Sale Agreement attached as Exhibit 2.3 to the Current Report on Form 8-K filed by ITC Holdings Corp. on January 24, 2007 which is incorporated herein by reference as though fully set forth herein.
This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide the financial statements and pro forma financial information that were excluded from the Initial Form 8-K as permitted by Item 9.01 of Form 8-K.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Businesses Acquired
     (i) The audited statements of assets acquired and liabilities assumed as of December 31, 2006 and 2005 of the Electric Transmission Business (the “Business”) of IP&L, and the related statements of revenues and direct expenses of the Business for each of the three years in the period ended December 31, 2006, pursuant to the Asset Sale Agreement between IP&L and ITC Midwest are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.
     (ii) The unaudited statement of assets acquired and liabilities assumed as of September 30, 2007 of the Business of IP&L, and the related statements of revenues and direct expenses of the Business of IP&L for the nine months ended September 30, 2007 and 2006, pursuant to the Asset Sale

Agreement between IP&L and ITC Midwest are filed as Exhibit 99.2 to this Current Report on Form 8-K/A.
(b) Pro Forma Financial Information
     (i) The unaudited pro forma condensed consolidated statement of financial position as of September 30, 2007 of ITC Holdings Corp. is filed as Exhibit 99.3 to this Current Report on Form 8-K/A.
(c) Exhibits

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Report of Independent Auditors, audited statements of assets acquired and liabilities assumed as of December 31, 2006 and 2005 of the Business of IP&L, and the related statements of revenues and direct expenses of the Business for each of the three years in the period ended December 31, 2006, pursuant to the Asset Sale Agreement between IP&L and ITC Midwest

99.2	Unaudited statement of assets acquired and liabilities assumed as of September 30, 2007 of the Business of IP&L, and the related statements of revenues and direct expenses of the Business of IP&L for the nine months ended September 30, 2007 and 2006, pursuant to the Asset Sale Agreement between IP&L and ITC Midwest

99.3	Unaudited pro forma condensed consolidated statement of financial position as of September 30, 2007 of ITC Holdings Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Name:	Daniel J. Oginsky
Title:	Vice President and General Counsel
January 14, 2008